EXHIBIT 99.5

TPT Global Tech Launches First Super App in the United States With VuMe Live

Topic: Product Announcements

Tuesday, 25 February 2025 02:30 PM

TPT Global Tech Launches First Super App in the United States with VüMe Live

SAN DIEGO, CA / ACCESS Newswire / February 25, 2025 / After seven years of development, TPT Global Tech (OTCBB:TPTW) www.tptglobaltech.com, a leading and innovative technology and telecommunications company is proud to announce the launch of the VüMe Live Super App.

VüMe Live is a next-generation all-in-one mobile app that seamlessly integrates messaging, payments, shopping, content creation and monetization, education, transportation, live broadcasting, social media, entertainment, education, global news, and the best of AI in one easy to navigate App.

https://youtu.be/ZczkTzlhvYI

At the core of the VüMe Live Super App is original content, including a live News Network, Live Streaming of Sporting Events and Concerts; a heavy focus on e-learning opportunities; advanced social media capabilities that offers a secure U.S. based alternative that incorporates the best features of TikTok, Instagram, YouTube, Facebook, Reddit, and X. VüMe Live will also acquire and produce original content.

"This has been an incredible journey," said Stephen Thomas, CEO of TPT Global Tech. "We not only are the first to the US market with a super app; we are here to stay. VüMe Live is more than just entertainment, it's a complete digital ecosystem that connects, educates, and informs. With the addition of exclusive content from Blue Collar Productions www.bluecollar.com, we are taking content monetization to the next level."

1

Now available for download in beta version in the Android and IOS App Stores, the VüMe Live Super App is set to revolutionize the way people consume and interact with digital content.

According to Harvard Business Review, "a 2022 consumer survey found that 72% of U.S. respondents would be interested in using a super-app."1 And according to SNS Insider research, The Super App Market size was recorded at US$75.5 billion in 2024 and is expected to reach US$706.2 billion by 2032.2

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

1 Harvard Business Review. "Are Super-Apps Coming to the U.S. Market?" by Dan Prud 'homme, Guoli Chen, and Tony W. Tong. April 27, 2023

2 Global News Wire https://www.globenewswire.com/news-release/2024/07/17/2914811

Contact Information

Rick Eberhardt

COO

rick@tptglobaltech.com

702-556-7096

SOURCE: TPT Global Tech, Inc.

2